EXHIBIT 10.1

TRANS WORLD ENTERTAINMENT CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE 1

PURPOSE

          Trans World Entertainment Corporation has established the Trans World Entertainment Corporation Supplemental Executive Retirement Plan (the "Plan") with the intention of retaining executives whose skills and talents are important to the Company's operations by providing a monthly retirement income that supplements benefits under other retirement arrangements.

ARTICLE 2

DEFINITIONS

          A. "Company" means Trans World Entertainment Corporation, a New York corporation, and its Subsidiaries.

          B. "Subsidiary" means a corporation, or other form of business organization, the majority interest of which is owned, directly or indirectly, by the Company.

          C. "Board of Directors" means the Board of Directors of the Company.

          D. "Change in Control" means the occurrence of any one of the following events that occur after the date, if ever, that fewer than twenty percent of the outstanding shares of common stock of the Company in the aggregate are beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) by Robert J. Higgins, members of his immediate family and one or more trusts established for the benefit of such individual or family members for a period of 60 consecutive calendar days: (i) the sale of the Company substantially as an entirety (whether sale by stock, sale of assets, merger, consolidation, liquidation, dissolution or similar occurrence) occurs, where the shareholders of the Company, immediately prior to a consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate at least one-half of the voting stock of the corporation issuing cash or securities in a consolidation or merger (or its ultimate parent corporation, if any); (ii) any tender offer or exchange offer subject to the regulations of the Securities and Exchange Commission is made by which any person or group, other than Robert J. Higgins, members of his immediate family and one or more trusts established for the benefit of such individual or family members, as "person" or "group" is defined within the meaning of Section 13(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of more than one-half of the outstanding shares of common stock of the Company; or (iii) fifty percent or more of the directors elected to the Board of Directors of the Company are persons who were not nominated by management or the Board of Directors of the Company in the most recent proxy statement of the Company, excluding from such computation the replacement of any director or directors who resign voluntarily and not as a result of any disagreement expressed in writing with the Company's operations, policies or practices. Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of clause (i) above solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of common stock outstanding, increases the proportionate number of shares of common stock beneficially owned by any person to 40% or more of the shares of common stock of the Company then outstanding; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of common stock of the Company (other than pursuant to a stock split, stock dividend or similar transaction), then a "Change in Control" shall be deemed to have occurred for purposes hereof.

          E. "Committee" means the Compensation Committee of the Board of Directors or such other persons or group as the Board of Directors may appoint to serve as the Committee.

          F. "Participant" means an executive listed on Exhibit A hereto.

          G. "Beneficiary" means a person who is designated by a Participant to receive a Benefit under the Plan in respect of the Participant following his or her death. A Beneficiary shall not be considered a Participant by virtue of this definition.

          H. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          I. "Plan Year" means the calendar year.

          J. "Normal Retirement Age" means age 65.

          K. "Early Retirement Age" means age 60.

          L. "Benefit" means a series of payments made or due under the Plan.

ARTICLE 3

COVERAGE AND EFFECT

          This document states the terms of the Plan as established by Resolution of the Board of Directors and first effective on March 1, 1997. Participation is limited to the executives listed on Exhibit A hereto.

ARTICLE 4

MANAGEMENT AND ADMINISTRATION; AMENDMENT

          The Plan may be amended from time to time or terminated at any time by written resolution of the Board of Directors; provided, however, that no such amendment or termination shall retroactively impair or otherwise adversely affect the rights of any person to Benefits under the Plan which have accrued and are vested prior to the date of the amendment or termination.

          The Committee shall have the authority to control and manage the operation and administration of the Plan. The Committee shall have the full power and authority, in its sole discretion: (a) to promulgate and enforce such rules and regulations as it shall deem necessary or appropriate for the administration of the Plan;

(b) to interpret the Plan consistent with the terms and intent thereof; and (d) to resolve any possible ambiguities, inconsistencies and omissions in the Plan.

         The Committee may engage the services of accountants, attorneys, actuaries, consultants and such other professional personnel as they deem necessary or advisable to assist them in fulfilling their responsibilities under the Plan. The Committee and their delegates and assistants shall be entitled to act on the basis of all tables, valuations, certificates, opinions and reports furnished by such professional personnel.

ARTICLE 5

CLAIMS PROCEDURE

          If a Participant or Beneficiary believes he or she is entitled to Benefits and has not received them, the Participant or Beneficiary must submit a written claim to the Committee. If the Committee denies a claim for Benefits in whole or in part, the claimant may appeal the denial of the claim in writing within 60 days of receiving the Committee's decision.

ARTICLE 6

VESTING

          A Participant's Benefits hereunder shall vest as follows, based on the Participant's full years of continuous service with the Company or age attained prior to termination of employment with the Company, whichever results in the highest percentage of vested Benefit:

Age	Years of Service	Vested Percentage
	5	25%
50	10	50%
55	15	67.5%
60	20	82.5%
65	25	100%

          In addition, a Participant's Benefits shall become vested in full upon the death of the Participant prior to his or her termination of employment with the Company or upon a Change in Control of the Company prior to his or her termination of employment with the Company. Any unvested portion of a Participant's Benefit shall be forfeited upon termination (other than by reason of his or her death) of the Participant's employment with the Company.

ARTICLE 7

BENEFITS

     A. Normal Retirement Benefit

          The Normal Retirement Benefit for each Participant shall be the annual benefit set forth on Exhibit A hereto for the Participant, to the extent vested in accordance with Article 6 above. Such annual Normal Retirement Benefit shall be payable in equal monthly installments for a period of 20 years, beginning on the later of (i) the first business day of the month following the Participant's attainment of Normal Retirement Age, or (ii) the first business day of the month following the Participant's termination of employment with the Comapny.

     B. Early Retirement Benefit

          (a) A Participant whose employment with the Company terminates before attainment of Normal Retirement Age shall be eligible to receive an Early Retirement Benefit under the Plan, but only if the Committee, in its sole discretion, consents in writing to such Early Retirement Benefit. A Participant's Early Retirement Benefit shall be an amount payable in equal monthly installments for a period of 20 years beginning on the date set forth below, the present value of which (using a discount rate of 5%, compounded annually) is equal to the present value (using a discount rate of 5%, compounded annually) of the Participant's vested Normal Retirement Benefit, as set forth in paragraph A of this Article 7. Such Early Retirement Benefit shall be payable in equal monthly installments for a period of 20 years, beginning on the latest of (i) the first business day of the month following the Participant's attainment of Early Retirement Age, (ii) the first business day of the month following the Participant's termination of employment with the Company, or (iii) the date agreed in writing by the Participant and the Company.

     C. Benefits for Disabled Participants

          A Participant who (i) becomes totally and permanently disabled (as determined in accordance with the terms of the Company's Long Term Disability Plan), (ii) remains so disabled until Normal Retirement Age, and (iii) receives benefits under the Company's Long Term Disability Plan, shall be eligible to receive his or her Normal Retirement Benefit upon reaching Normal Retirement Age computed as though the Participant retired at Normal Retirement Age. Such Benefits shall commence on the later of (i) the first business day of the month following the Participant's attainment of Normal Retirement Age or (ii) the first business day of the month following discontinuance of payments to the Participant under the Company's Long Term Disability Plan.

ARTICLE 8

DEATH BENEFITS

 A. Pre-Retirement Death Benefits

          In the event a Participant dies prior to termination of his or her employment with the Company, the Participant's Beneficiary shall be entitled to a Pre-Retirement Survivor Benefit payable in equal monthly installments for a period of 20 years beginning on the first business day of the month following the Participant's death, the present value of which (using a discount rate of 5%, compounded annually) is equal to the present value (using a discount rate of 5%, compounded annually) of the Participant's Normal Retirement Benefit, as set forth in paragraph A of Article 7 taking into account full vesting due to the death of the Participant prior to termination of employment.

     B. Post-Termination Death Benefits

          (a) In the event a Participant dies after termination of his or her employment with the Company but prior to the commencement of Benefit payments hereunder, the Participant's Beneficiary shall be entitled to a Post-Termination Survivor Benefit payable in equal monthly installments for a period of 20 years beginning on the first business day of the month following the Participant's death, the present value of which (using a discount rate of 5%, compounded annually) is equal to the present value (using a discount rate of 5%, compounded annually) of the Participant's vested Normal Retirement Benefit, as set forth in paragraph A of Article 7.

          (b) In the event a Participant dies after termination of his or her employment with the Company and after commencement of Benefit payments hereunder, the Participant's Beneficiary shall be entitled to receive any remaining Benefits of the Participant in the same amounts and at the same times as would have been paid to the Participant if he or she had survived.

          (c) In the event a Participant's Beneficiary dies after commencement of Benefit payments to such Beneficiary hereunder, the Beneficiary's estate shall be entitled to receive any remaining Benefits of the Participant in the same amounts and at the same times as would have been paid to the Participant if he or she had survived.

ARTICLE 9

FORFEITURE

     A. Competitive Conduct

          In consideration for the supplemental retirement benefits provided for herein, for a period of five years following a Participant's termination of employment with the Company and at all times when Benefits are being paid to the Participant hereunder, a Participant shall not render services for any organization, or engage directly or indirectly in any business, which organization or business is engaged in the sale or distribution of music, movies or related accessories in the continental United States. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a greater than 10 percent equity interest in the organization or business. The restrictions set forth in this paragraph A shall not apply to a Participant whose employment with the Company terminates after a Change in Control.

     B. Nonsolicitation

          In further consideration for the supplemental retirement benefits provided for herein, for a period of five years following a Participant's termination of employment with the Company and at all times when

Benefits are being paid to the Participant hereunder, a Participant shall not, on behalf of himself or any other person or entity, employ or seek to employ any person who is then employed by the Company, and he will not induce or attempt to influence any employee of the Company to terminate his or her employment or association with the Company for the purposes of obtaining employment with another person or entity. The restrictions set forth in this paragraph B shall not apply to a Participant whose employment with the Company terminates after a Change in Control.

     C. Disclosure of Confidential Information

          A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any Confidential Information, either during or after employment with the Company. As used herein "Confidential Information" shall mean information relating to the business and operations of the Company that has not previously been publicly released by duly authorized representatives of the Company and shall include Company information encompassed in all research, plans, proposals, marketing and sales plans, financial information, costs, pricing information, customer and supplier information, trade secrets, proprietary processes, specifications, expertise, techniques, inventions and all proprietary methods, concepts, or ideas in or reasonably related to the business of the Company. Notwithstanding the foregoing, Confidential Information does not include information which is or becomes publicly released by duly authorized representatives of the Company (except as may be disclosed by the Participant in violation of this provision).

     D. Forfeiture and Rescission

          Upon retirement, and from time to time thereafter upon request by the Committee, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of Section A, B, C or D of this ARTICLE 9 prior to retirement or receipt of any Benefit payment hereunder shall cause the forfeiture of all Benefits even if the failure to comply is not discovered until Benefits have commenced. Failure to comply with the provisions of Section A, B, C and D of this ARTICLE 9 after Benefits have commenced hereunder shall cause any such payments to be rescinded from the point in time when the conduct which led to the failure to comply occurred. The Committee shall notify the Participant in writing of any such rescission, and within 10 days after receiving a notice of rescission from the Company, the Participant shall pay to the Company in cash the amount of any payment that has been rescinded in accordance with this ARTICLE 9.

     E. Termination for Cause

          Notwithstanding any provision in this Plan to the contrary, if the Participant's employment with the Company is terminated for Cause, all of such Participant's and his or her Beneficiary's rights to Benefits hereunder shall be immediately forfeited. For purposes hereof, "Cause" shall mean (i) dishonesty materially injurious to the Company or any of its businesses, operations, assets or condition (an "Adverse Effect"); (ii) gross misconduct or willful neglect to act which misconduct or neglect has an Adverse Effect; (iii) material breach of the Participant's fiduciary obligations to the Company which has an Adverse Effect; or (v) the conviction of the Participant as a felon. Notwithstanding the foregoing, the Participant's employment shall not be terminated by the Company for Cause under clauses (i), (ii) or (iii) above unless the Participant shall have been informed as to the particulars of the basis for termination and provided an opportunity to be heard by the Board of Directors or its designee, with the assistance of counsel.

ARTICLE 10

OVERPAYMENT OF BENEFITS

          If any overpayment of Benefits is made under the Plan, the amount of the overpayment may be set off against further amounts payable to or on account of the person who received the overpayment until the overpayment has been recovered in full. The foregoing remedy is not intended to be exclusive.

ARTICLE 11

ALIENATION OF BENEFITS

          No Benefit payable under the Plan shall be subject to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy or like encumbrance. No Benefit under the Plan shall in any manner be liable for or subject to the debts or liabilities of any person entitled to Benefits under the Plan.

ARTICLE 12

WITHHOLDING TAXES

          The Company shall be entitled to withhold such taxes and make such reports to governmental authorities as it reasonably believes to be required by law.

ARTICLE 13

DISTRIBUTIONS TO MINORS AND INCOMPETENTS

          If the Committee determines that any Participant or Beneficiary receiving or entitled to receive Benefits under the Plan is incompetent to care for his or her affairs, and in the absence of the appointment of a legal guardian of the property of the incompetent, payments due under the Plan (unless prior claim thereto has been made by a duly qualified guardian, committee or other legal representative) may be made to the spouse, parent, brother or sister or other person, including a hospital or other institution, deemed by the Committee to have incurred or to be liable for expenses on behalf of such incompetent.

          In the absence of the appointment of a legal guardian of the property of a minor, any minor's share of Benefits under the Plan may be paid to such adult or adults as in the opinion of the Committee have assumed the custody and principal support of such minor.

          The Committee, however, in its sole discretion, may require that a legal guardian for the property of any such incompetent or minor be appointed before authorizing the payment of Benefits in such situations. Benefit payments made under the Plan in accordance with determinations of the Committee pursuant to this ARTICLE 13 shall be a complete discharge of any obligation arising under the Plan with respect to such Benefit payments.

ARTICLE 14

NO RIGHT TO EMPLOYMENT

          Nothing herein contained shall be deemed to give any employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any employee at any time without regard to the effect that such discharge may have upon the employee under the Plan.

ARTICLE 15

UNFUNDED PLAN

          The Plan shall be unfunded. The Company shall not be required to segregate any assets to provide Benefits, nor shall the Plan be construed as providing for such segregation nor shall the Company or the Committee be deemed to be a trustee of any assets of the Plan. Any liability of the Company to any Participant or Beneficiary with respect to Benefits shall be based solely upon any contractual obligations created by the Plan. No such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance or any property of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any obligation created by the Plan.

          All payments provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Participant or his or her Beneficiary from any trust or special or separate fund established by the Company to assist it in making such payments. The Company may establish and maintain a trust, the assets of which shall be subject to the claims of creditors in the event of the Company's bankruptcy or insolvency, in order to provide a source of funds to assist it in the meeting of its liabilities hereunder.

ARTICLE 16

MISCELLANEOUS

     A. Construction

          Unless the contrary is plainly required by the context, wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the female gender, and vice versa, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form, and vice versa.

     B. Severability

          If any provision of the Plan is held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

     C. Titles and Headings Not to Control

          The titles to ARTICLES and the headings of Sections in the Plan are placed herein for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     D. Complete Statement of Plan

          This document is a complete statement of the Plan. The Plan may be amended, modified or terminated only in writing and then only as provided herein.

ARTICLE 17

SITUS OF PLAN; GOVERNING LAW

          The situs of the Plan shall be the State of New York. The Plan shall be governed by ERISA, and to the extent not preempted by ERISA, the law of the State of New York.

ARTICLE 18

ARBITRATION

          In the event of any dispute or difference between the Company and a Participant with respect to the subject matter of this Plan and the enforcement of rights hereunder, the Participant or the Company may, by notice to the other party, require such dispute or difference to be submitted to binding arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after one party has notified the other party of the desire to have the question settled by arbitration, then the arbitrator or arbitrators shall be selected by the American Arbitration Association ("AAA") in New York, New York, upon the application of the party requesting arbitration. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal or further dispute. Execution of the determination by such arbitrator or arbitrators may be sought in any court of competent jurisdiction. The arbitrator or arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence. Unless otherwise agreed by the parties, any such arbitration shall take place in New York, New York, and shall be conducted in accordance with the rules of the AAA.

Exhibit A

Participants	Annual Benefit
Robert J. Higgins	$525,000
Edward Marshall	$135,000
James Litwak	$165,000
John Sullivan	$ 75,000
Bruce Eisenberg	$ 50,000

FIRST AMENDMENT TO THE
TRANS WORLD ENTERTAINMENT CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          The Trans World Entertainment Corporation Supplemental Retirement Plan (the "Plan") is hereby amended, effective as of June 6, 2001, as follows:

          Article 6 of the Plan is amended to read in its entirety as follows:

"ARTICLE 6

Vesting

Vesting

          A Participant's Benefits hereunder shall vest as follows, based on the Participant's full years of continuous service with the Company:

Years of Service	Vested Percentage
5	25%
10	50%
15	75%
20	100%

          In addition, a Participant's Benefits shall become vested in full (i) upon reaching the age of 65 after 15 years of service (ii) upon the death of the Participant prior to his or her termination of employment with the Company (iii) upon a Change in Control of the Company prior to his or her termination of employment with the Company. Any unvested portion of the Participant's Benefits shall be forfeited upon termination (other than by reason of his or her death) of the Participant's employment with the Company."

          Paragraph A of Article 7 of the Plan is amended to read in its entirety as follows:

          "A. Normal Retirement Benefit

          The Normal Retirement Benefit for each Participant shall be equal to 50% of the average of the Participant's base salary plus annual bonus (in each case, whether or not deferred) for the 5 years (or such lesser number of years in which the Participant has been employed by the Company) immediately preceding retirement, to the extent vested in accordance with Article 6 above; provided, however, that the Normal Retirement Benefit for Robert J. Higgins shall not be less than $525,000. Such annual Normal Retirement Benefit shall be payable in equal monthly installments for a period of 20 years, beginning on the later of (i) the first business day of the month following the Participant's attainment of Normal Retirement Age, or (ii) the first business day of the month following the Participant's termination of employment with the Company."

          Exhibit A to the Plan is amended to read in its entirety as attached hereto.

Exhibit A

Participants

Robert J. Higgins
John Sullivan
Bruce Eisenberg
Matt Mataraso
Mitch Davis

SECOND AMENDMENT TO THE
TRANS WORLD ENTERTAINMENT CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          The Trans World Entertainment Corporation Supplemental Retirement Plan (the "Plan") is hereby amended, as follows:

          Article 6 of the Plan is amended to read in its entirety as follows:

"ARTICLE 6

Vesting

Vesting

          A Participant's Benefits hereunder shall vest as follows, based on the Participant's full years of continuous service with the Company:

Years of Service	Vested Percentage
10	35%
20	75%
Retirement at Age 65 after 20 years
of service	100%

          In addition, a Participant's Benefits shall become vested in full upon a Change in Control of the Company prior to his or her termination of employment with the Company. Any unvested portion of the Participant's Benefits shall be forfeited upon termination (other than by reason of his or her death) of the Participant's employment with the Company."

          Paragraph A of Article 7 of the Plan is amended to read in its entirety as follows:

          "A. Normal Retirement Benefit

          The Normal Retirement Benefit for each Participant shall be equal to 50% of the average of the participant’s base compensation for the five years prior to retirement (“base benefit”) plus the average of the three largest bonus payments for the last five years prior to retirement (“bonus benefit”), to the extent vested. Such annual Normal Retirement Benefit shall be payable in equal monthly installments for a period of 20 years, beginning on either (i) the first business day of the month following the Participant's attainment of Normal Retirement Age (65), or (ii) the first business day of the seventh month following the Participant's termination of employment with the Company if such date is after the age of 65. To receive the bonus benefit a participant must be employed until Normal Retirement Age.

          Article 8 of the Plan is amended to read in its entirety as follows:

Pre-Retirement Death Benefits

          In the event a Participant dies prior to termination of his or her employment with the Company, the Participant's Beneficiary shall be entitled to a Pre-Retirement Survivor Benefit payable in equal monthly installments for a period of 20 years beginning on the first business day of the month following the Participant's death equal to the Participant's Normal Retirement Benefit including the bonus benefit, to the extent vested.

Post-Termination Death Benefits

          In the event a Participant dies after termination of his or her employment with the Company but prior to the commencement of Benefit payments hereunder, the Participant's Beneficiary shall be entitled to a Post-Termination Survivor Benefit payable in equal monthly installments for a period of 20 years beginning on the first business day of the month following the Participant's death equal to the Participant's vested Normal Retirement Benefit.

          In the event a Participant dies after termination of his or her employment with the Company and after commencement of Benefit payments hereunder, the Participant's Beneficiary shall be entitled to receive any remaining Benefits of the Participant in the same amounts and at the same times as would have been paid to the Participant if he or she had survived.

          In the event a Participant's Beneficiary dies after commencement of Benefit payments to such Beneficiary hereunder, the Beneficiary's estate shall be entitled to receive any remaining Benefits of the Participant in the same amounts and at the same times as would have been paid to the Participant if he or she had survived.

          Exhibit A to the Plan is amended to read in its entirety as attached hereto.

Exhibit A

Participants

Robert J. Higgins
John Sullivan
Bruce Eisenberg
Matt Mataraso
Mitch Davis

THIRD AMENDMENT TO THE
TRANS WORLD ENTERTAINMENT CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          The Trans World Entertainment Corporation Supplemental Retirement Plan (the “Plan”) is hereby amended as follows, effective December 1, 2008:

          The second sentence of Paragraph A of Article 7 of the Plan is amended to read in its entirety as follows:

“Such annual Normal Retirement Benefit shall be payable in equal monthly installments for a period of 20 years, beginning, subject to Article 19 below, on the later of (i) the first business day of the month following the Participant’s attainment of Normal Retirement Age (65), or (ii) the first business day of the month following the Participant’s termination of employment with the Company.”

          Paragraph B of Article 7 of the Plan is deleted and such paragraph is amended to read in its entirety as follows: “[intentionally omitted].”

          The last sentence of Paragraph C of Article 7 of the Plan is amended to read in its entirety as follows:

“Such benefits shall commence, subject to Article 19 below, on the first business day of the month following the Participant’s attainment of Normal Retirement Age.”

          New Article 19 is added to the Plan to read in its entirety as follows:

“ARTICLE 19

SECTION 409A

          “It is intended that this Plan will comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and guidelines promulgated thereunder (collectively, “Section 409A”), to the extent the Plan is subject thereto, and the Plan shall be interpreted on a basis consistent with such intent. Notwithstanding any provision to the contrary in this Plan, if a Participant is deemed on the date of his or her “separation from service” (within the meaning of Treas. Reg. Section 1.409A -1(h)) with the Company to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A -1(i)), then with regard to any payment or benefit that is considered deferred compensation under Section 409A payable on account of a “separation from service” that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such payment or benefit shall be made or provided on the date that is the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service,” or (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Article 19 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum and any remaining payments and benefits due under this Plan shall be paid or provided in accordance with the normal payment dates specified for them herein. Notwithstanding any provision of this Plan to the contrary, for purposes of any provision of this Plan providing for the payment of any amounts or benefits upon or following a termination of employment, references to a Participant’s “termination of employment” (and corollary terms) with the Company shall be construed to refer to the Participant’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A -1(h)) with the Company. Whenever payments under this Plan are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A.”